UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2007

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 31, 2007, the Company entered into the Seventeenth Amendment and Consent (the "Amendment") to the Loan and Security Agreement dated as of May 31, 2001 (the "Loan Agreement") among the Company and several of its subsidiaries (the "Borrowers") and Wells Fargo Foothill, Inc. (the "Lender"). The Amendment provides for an increase in the maximum amount available under the Loan Agreement to $40,000,000, including $32,000,000 under the revolving credit facility. The closing of the Amendment formalizes the first portion of the Lender's previously announced approval of an increase in such maximum amount to $50,000,000. The Amendment increases the advance rate for inventory under the Loan Agreement's borrowing base formula to (a) 70% from the May 31, 2007 through and including August 29, 2007; (b) 65% from the August 30, 2007 through and including November 27, 2007; and (c) 60% at all times thereafter. The Amendment also provides for additional draws of previously repaid amounts under the Loan Agreement's term loan facilities and consents to the Company's acquisition of Transact Corporation to the extent such consent may be required. The remaining material terms of the Loan Agreement remain unchanged by the Amendment.

The information furnished in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

June 4, 2006	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer